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EXHIBIT 21.1

LIST OF SUBSIDIARIES

ARM GP Holdings, Inc.
Alliance Resource Management GP, LLC
Alliance Resource Partners, L.P.
Alliance Resource Operating Partners, L.P.
Alliance Coal, LLC
Alliance Design Group, LLC
Alliance Land, LLC
Alliance Properties, LLC
Alliance Resource Properties, LLC
Alliance Service, Inc.
ARP Sebree, LLC
ARP Sebree South, LLC
Alliance WOR Properties, LLC
Alliance WOR Processing, LLC
Backbone Mountain, LLC
CR Services, LLC
Excel Mining, LLC
Gibson County Coal, LLC
Hopkins County Coal, LLC
MC Mining, LLC
Mettiki Coal, LLC
Mettiki Coal (WV), LLC
Mt. Vernon Transfer Terminal, LLC
Penn Ridge Coal, LLC
Pontiki Coal, LLC
River View Coal, LLC
Sebree Mining, LLC
Steamport, LLC
Tunnel Ridge, LLC
Warrior Coal, LLC
Webster County Coal, LLC
White County Coal, LLC
Matrix Design Group, LLC

        All of the above entities are formed or incorporated, as the case may be, under the laws of the State of Delaware.

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  EXHIBIT 21.1
LIST OF SUBSIDIARIES